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                          THIRD ADDENDUM OF LEASE

     This is the third Addendum to the Lease dated September 10, 1993, amended July 19, 1995 and May 22, 1996 between H.R.P. PROPERTIES #1, referred to as "Lessor" and RODI POWER SYSTEMS, INC., referred to as "Leasee." By mutual agreement the parties agree to amend the Lease as follows:

     Term: The Lease term will extend for an additional one year period. Therefore, the Lease will now end September 30, 1998.


     Except as hereinabove stated, all other covenants, agreements and stipulations of said Lease and the first Addendum shall remain in full force and effect.

     IN WITNESS HEREOF, the parties have caused this agreement to be executed this 1 day of July, 1997.



Lessor:                                Lessee:

H.R.P. PROPERTIES #1                   RODI POWER SYSTEMS, INC.

/s/ JOHN PIETROMANACO                  BYRON SPAIN
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John Pietromanaco, Manager             Byron Spain